Exhibit 99.3

FOR IMMEDIATE RELEASE

October 26, 2020	NYSE American - REI

RING ENERGY, INC. ANNOUNCES CANCELLATION OF REGISTERED DIRECT OFFERING

Midland, TX. October 26, 2020 - Ring Energy, Inc. (NYSE: REI) (the “Company”), today announced it has cancelled the registered direct offering of the Company’s securities announced last Thursday. The previously announced offering—which was subject to required regulatory approvals which have not yet been received—was for the purchase and sale to institutional investors of $18 million of shares of the Company’s common stock, pre-funded warrants and common warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development and production company with current operations in Texas.

www.ringenergy.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve a wide variety of risks and uncertainties, including, without limitations, statements with respect to the Company’s strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2019, its Form 10-Q for the quarter ended June 30, 2020, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, the conduct of business by the Company, and other factors that may be more fully described in additional documents set forth by the Company.

Contacts

K M Financial, Inc.
Bill Parsons, 702-489-4447